EXHIBIT (12)





_____________, 1999


Lazard Small Cap Portfolio
c/o The Lazard Funds, Inc.
30 Rockefeller Plaza
New York, New York  10112

Lazard Bantam Value Portfolio
c/o The Lazard Funds, Inc.
30 Rockefeller Plaza
New York, New York  10112


Re:   Registration Statement on Form N-14
      (REGISTRATION NO. 333-      )


Ladies and Gentlemen:

You have requested our opinion as to certain Federal income tax consequences of the reorganization contemplated by the Agreement and Plan of Reorganization, substantially in the form included as Exhibit A to the Registration Statement on Form N-14 of The Lazard Funds, Inc., a Maryland corporation (the "Company")(Reg. No. 333-_____) (the "Registration Statement"), between the Company, on behalf of its Lazard Bantam Value Portfolio (the "Acquired Fund"), and the Company, on behalf of its Lazard Small Cap Portfolio (the "Acquiring Fund"). You have advised us that each Fund has qualified and will qualify as a "regulated investment company" within the meaning of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), for each of its taxable years ending on or before or including the Closing Date.

In rendering this opinion, we have examined the Agreement and Plan of Reorganization, the Registration Statement, the Company's Articles of Incorporation, as amended from time to time (the "Company's Charter"), the Company's Prospectus and Statement of Additional Information, incorporated by reference in the Registration Statement, and such other documents as we have deemed necessary or relevant for the purpose of this opinion. In issuing our opinion, we have relied upon the representation of the Company, on behalf of the Acquired Fund, that the Company's Charter is the document pursuant to which it has operated to date and that it has operated in accordance with all laws applicable to such entity and the statements and representations made herein and in the Registration Statement. We also have relied upon the representation of the Company, on behalf of the Acquiring Fund, that the Company's Charter is the document pursuant to which it has operated to date and will operate following the reorganization and that it has operated and will operate following the reorganization in accordance with all laws applicable to such entity and the statements and representations made herein and in the Registration Statement. As to various questions of fact material to this opinion, where relevant facts were not independently established by us, we have relied upon statements of, and written information provided by, representatives of the Company. We also have examined such matters of law as we have deemed necessary or appropriate for the purpose of this opinion. We note that our opinion is based on our examination of such law, our review of the documents described above, the statements and representations referred to above and in the Registration Statement and the Agreement and Plan of Reorganization, the provisions of the Code, the regulations, published rulings and announcements thereunder, and the judicial interpretations thereof currently in effect. Any change in applicable law or any of the facts and circumstances described in the Registration Statement, or inaccuracy of any statements or representations on which we have relied, may affect the continuing validity of our opinion.

Capitalized terms not defined herein have the respective meanings given such terms in the Agreement and Plan of Reorganization.

Based on the foregoing, it is our opinion that for Federal income tax purposes:

     a) The transfer of all of the Acquired Fund's assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain identified liabilities of the Acquired Fund will constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code;

     b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain identified liabilities of the Acquired Fund;

     c) No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain identified liabilities of the Acquired Fund or upon the distribution of the Acquiring Fund Shares to Acquired Fund Shareholders in exchange for their shares of the Acquired Fund;

     d) No gain or loss will be recognized by Acquired Fund Shareholders upon the exchange of their Acquired Fund shares for the Acquiring Fund Shares;

     e) The aggregate tax basis for the Acquiring Fund Shares received by an Acquired Fund Shareholder pursuant to the reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such shareholder immediately prior to the reorganization, and the holding period of the Acquiring Fund Shares to be received by the Acquired Fund Shareholder will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder (provided the Acquired Fund shares were held as capital assets on the date of the reorganization); and

     f) The tax basis of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the reorganization, and the holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus/Proxy Statement included in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any distributor or dealer in connection with the registration and qualification of the Company, on behalf of the Acquiring Fund, or the Acquiring Fund Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN LLP